EXHIBIT 10.3
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into on January 7, 2004, 2003, effective as of February 1, 2004 by and between Empire Financial Holding Company, a Florida corporation (the "Company"), and Patrick Rodgers (the "Employee").

                                    RECITALS

         A. The Employee is currently a consultant to the Company.

         B. The Employee possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel.

         C. The Employee is willing to make his services available to the Company, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1. EMPLOYMENT.

         1.1 EMPLOYMENT AND TERM. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing on the February 1, 2004 and expiring in two years unless sooner terminated as hereinafter set forth. The term of the Agreement shall automatically continue after expiration until either the Company or the Employee provides the other party with at least 30 days prior written notice that the Agreement shall terminate effective on a date.

         1.2 DUTIES OF EMPLOYEE. The Employee shall serve as the "Chief Financial Officer" of Empire Financial Holding Company. During the term of Employment, the Employee shall diligently perform all services as may be reasonably assigned to the Employee by the Company consistent with his position, and shall exercise such power and authority as may from time to time be delegated to the Employee by the Company. The Employee will not execute any material contracts or agreements on behalf of the Company without the express written permission of either the President or Chief Executive Officer of the Company. The Employee shall devote substantially all of the Employee's working time and attention to the business and affairs of the Company (excluding any vacation and sick leave to which the Employee is entitled), render such services to the best of the Employee's ability, and use the Employee's reasonable best efforts to promote the interests of the Company. Equally, the Company recognizes that the Employee has a family and that his familial duties may sometimes require his attention during his working time. It shall not be a violation of the Agreement, after written notice to and approval of the Officers of the Company, for the Employee to: (i) serve on civic or charitable boards or committees; (ii) deliver lectures, fulfill speaking engagements or teach at

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seminars; and (iii) manage personal investments as an employee of the Company in accordance with the Agreement.

         1.3 PLACE OF PERFORMANCE. In connection with his employment by the Company, the Employee shall be based at the Company's principal Employee offices, except for travel reasonably necessary in connection with the Company's business.

2. COMPENSATION.

         2.1 SALARY. Commencing on the date of the Agreement the Employee shall receive compensation at the annual rate of $75,000 during the first year of the Agreement and $85,000 the second year of the Agreement, with such salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. Any forgivable payroll advances that are made to the Employee pursuant to the Agreement shall be forgiven monthly by the Company on a PRO RATA basis.

         2.2 INCENTIVE COMPENSATION. The Employee may also be entitled to receive other bonus payments and will receive performance compensation as detailed in Schedule "A," which is attached hereto and by specific reference made a part hereof.

3. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

         3.1 EXPENSE REIMBURSEMENT. During the term of the Employee's employment hereunder, the Company, upon the submission of reasonable supporting documentation by the Employee for approval, shall reimburse the Employee for all of his reasonable, approved expenses that have been actually paid or incurred by the Employee in the course of and pursuant to the business of the Company, including expenses for travel and entertainment.

         3.2 INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the term of the Agreement, the Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable to other Employees of the Company and its subsidiaries as may be in effect from time to time.

         3.3 HEALTHCARE BENEFIT PLANS. During the term of the Agreement, the Employee shall be immediately eligible for participation in and shall receive all benefits under healthcare benefit plans, practices, policies and programs provided by the Company and its subsidiaries that may be in effect from time to time (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), on terms comparable to the terms offered to other Employees of the Company.

         3.4 WORKING FACILITIES. During the term of the Employee's employment hereunder, the Company shall furnish the Employee with an office, support and such other facilities and services available to his position and that are adequate for the performance of the Employee's duties hereunder as reasonably determined by the Company.

         3.5 VACATION. During the term of the Agreement, the Employee shall be entitled to three weeks of paid vacation per year in accordance with the appropriate plans,

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policies, programs and practices of the Company and its subsidiaries as in effect at any time hereafter with respect to other key Employees of the Company and its subsidiaries.

4. TERMINATION.

         4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained to the contrary in the Agreement, the Agreement may be terminated by the Company for Cause. As used in the Agreement, "Cause" shall only mean: (i) the willful and material failure or refusal of the Employee to perform the duties or render the services assigned under the Agreement (except during reasonable vacation periods or sick leave) or other material breach of the Agreement, which is not remedied within ten business days after receipt of written notice from the Company; (ii) the indictment of the Employee for any criminal act which is a felony; or (iii) a material breach of the Employee's representation in Section 14. Upon any termination pursuant to the Section, the Employee shall be entitled to be paid his unpaid but earned Base Salary that is due to him through the date of his termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

         4.2 DISABILITY. Notwithstanding anything contained in the Agreement to the contrary, the Company, by written notice to the Employee shall at all times have the right to terminate the Agreement, and the Employee's employment hereunder, if the Employee shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than 90 consecutive workdays in any 12-month period. Upon any termination pursuant to the Section, the Employee shall be entitled to be paid an amount equal to his Base Salary to the date of disability and the incentive compensation for the then remaining term of the Agreement and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

         4.3 DEATH. In the event of the death of the Employee during the term of his employment hereunder, the Company shall pay to the estate of the deceased Employee an amount equal to his Base Salary to the date of death and the incentive compensation for the then remaining term of the Agreement and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

         4.4 TERMINATION WITHOUT CAUSE. The Company may terminate the Employee's employment under the Agreement without Cause upon giving the Employee 90 days prior written notice of such termination. In the event the Company terminates the Agreement without cause, the Company shall pay to the Employee an amount equal to his Base Salary and the incentive compensation for the then remaining term of the Agreement and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

         4.5 TERMINATION BY EMPLOYEE FOR GOOD REASON The Employee shall have the right to terminate his employment under the Agreement at any time upon written notice to the Company for Good Reason. Per purposes of the Agreement, "Good Reason" means: (i) a material breach of the Company's obligations under the

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Agreement, which is not remedied within ten business days after receipt of written notice front the Employee; (ii) any termination by the Employee (other than a termination for Cause) during the three-month period following the effective date of any "Change in Control" or (iii) a material breach of the Company's representation in Section 15. Upon termination for Good Reason, the Employee shall be entitled to receive an amount equal to his then current Base Salary and the incentive compensation for the then remaining term of the Agreement.

         4.6 TERMINATION BY EMPLOYEE BY RESIGNATION. The Employee shall have the right to terminate his employment under the Agreement by resignation at any time upon at least 90 days prior written notice to the Company. Upon such termination by resignation, the Employee shall be entitled to be paid an amount equal to his Base Salary to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination).

5. RESTRICTIVE COVENANTS.

         5.1 CONFIDENTIALITY AND RIGHTS TO INVENTIONS.

                  (a) CONFIDENTIAL INFORMATION. The Employee hereby acknowledges that the Employee will or may be making use of, acquiring and adding to confidential information of a special and unique nature and value affecting and relating to the Company and its operations, including, but not limited to, its business, the identities of its customers and suppliers, its data base information, prices paid by the Company for inventory, its business practices, marketing strategies, expansion plans, contracts, business records and other records, trade secrets, inventions, techniques, know-how and technologies, whether or not patentable, and other similar information relating to the Company (all the foregoing regardless of whether same was known to the Employee prior to the date hereof is hereinafter referred to collectively as "Confidential Information"). The Employee further recognizes and acknowledges that all Confidential Information is the exclusive property of the Company, is material and confidential and greatly affects the legitimate business interests, goodwill and effective and successful conduct of the Company's business. Accordingly, the Employee hereby covenants and agrees that he will use the Confidential Information only for the benefit of the Company and shall not at any time, directly or indirectly, either during the Term of the Agreement or afterward, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever, or use any Confidential Information for the Employee's own benefit or for the benefit of others.

                  (b) RIGHTS TO INVENTIONS, PATENTS AND COPYRIGHTS. The Employee shall promptly disclose in writing to the Company: all ideas, inventions, discoveries, devices, machines, apparatus, methods, compositions, know-how, works, processes and improvements to any thereof, whether or not patentable or copyrightable, that the Employee may conceive, make, develop, invent, reduce-to-practice, author or discover, whether solely or jointly or commonly with others, during the Employee's employment with the Company, or within one calendar year following the termination of the Employee's employment with the Company, which relate to the business of the Company at the time of termination (the items specified in the section are hereinafter collectively referred to as "Inventions"). All Inventions are the sole and exclusive property of the Company. The Employee shall promptly assign, transfer and set over unto the Company, its successors and assigns, all of his rights, title and interest in

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and to all Inventions, all applications for letters patent or copyrights, foreign and domestic, which have or may be filed on such Inventions, all copyrights, all letters patent of the United States and its territorial possessions and all letters patent of foreign countries which may be granted therefore, and all reexaminations and reissues of said letters patent, including the subject matter of any and all claims which may be obtained in every such domestic and foreign patent, the same to he held and enjoyed by the Company for its own and exclusive use and advantage, and for the exclusive use and advantage of its successors, assigns and other legal representatives, to the full end of the term or terms for which said copyrights and letters patent of the United States, territories and foreign countries are or may be granted, reexamined or reissued, as fully and entirely as the same would have been held and enjoyed by the Employee if the assignment had not been made. The Employee further covenants and agrees that the Employee will, during and subsequent to the term of the Agreement, without demanding any other consideration therefore, at any time, upon request, execute, or cause to be executed, and deliver any and all papers that may be necessary or desirable to perfect the title to any invention and to such letters patent and copyrights as may be granted therefore, in the Company, its successors, assigns or other legal representatives, and that if the Company, its successors, assigns, or other legal representatives shall desire to file any subsequent or derivative application, or to secure a reissue or reexamination of such letters patent, or to file a disclaimer relating thereto, the Employee will upon request, sign, or cause to be signed, all papers, make or cause to be made all rightful oaths, and do all lawful acts requisite for such action.

                  The Employee does further covenant and agree, that be will, at any time during and subsequent to the term of the Agreement hereof, upon request, communicate to the Company, its successors, assigns, or other legal representatives, such facts relating to the Inventions, letters patent and copyrights or to the history thereof, as may be known to him, and testify, at the Company's expense, as to the same in any interference or other litigation or proceeding in which the Employee is not a party and does not have an interest, when requested to do so.

         5.2 NON-SOLICITATION OF EMPLOYEES. While employed by the Company and for a period of one year thereafter, without the Company's consent, the Employee shall not directly or indirectly, for himself or for any other person, firm, corporations partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any current or former employee of the Company, unless such employee, or former employee, has not been employed by the Company for a period in excess of one year.

         5.3 NON-COMPETITION. While employed by the Company and for a period of one year thereafter, the Employee shall not, directly or indirectly, whether as principal, agent, shareholder (except as set forth below) or in any other capacity, whether or not compensation is received, engage or participate in any activity for, be employed by, assist or have an equity interest in (other than as a passive investor of no more than five percent with no involvement in the management or conduct of the affairs of business of such entity) any business or other entity which is or plans to enter into the securities brokerage business in the State of Florida or to engage in the securities brokerage business with customers using the Internet. The Employee acknowledges that the provisions of the Section are reasonably necessary for the purposes of protecting the Company's and its subsidiaries' legitimate business interests and goodwill. It is accordingly the intention of the parties that the Section be enforceable to the fullest extent

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permissible under applicable Florida law. The Employee agrees, however, that in the event any restriction or limitation of the Section, or any portion thereof, shall be declared or held to be invalid or unenforceable by a court of competent jurisdiction, then such restriction or limitation shall be deemed amended to substitute or modify it, as either or both may be necessary, to render it valid and enforceable.

         5.4 EQUITABLE RELIEF . It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained in the Article 5 will cause irreparable injury to the Company's and its subsidiaries' legitimate business interests and goodwill and that such injury would not be adequately compensated by monetary damages. Accordingly, the Employee recognizes and hereby acknowledges that the Company and any of its subsidiaries shall be entitled to specific performance of any of the provisions of the Article 5 and to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the enforceable covenants contained in the Article 5 by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction and specific performance shall be cumulative and in addition to whatever other remedies the Company or its subsidiaries may possess under the applicable Florida law.

         5.5 BOOKS AND RECORDS. All bocks, records, and accounts relating in any manner to the customers or dents of the Company, whether prepared by the Employee or otherwise coming into the Employee's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Employee's employment hereunder or upon the Company's request at any time.

6. GOVERNING LAW; VENUE . The Agreement shall be governed by and construed in accordance with the laws of the State of Florida without application of any conflicts of laws principles, and any proceeding contemplated by Section 5.4 or to enforce any arbitration award contemplated by Section 12 shall be heard in the State Circuit Court located in Seminole County, Florida or the Federal District Court located in Orange County, Florida, The parties hereto hereby consent to personal jurisdiction in such venues and waive any claim or argument that such venues are inconvenient or improper.

7. NOTICES . All notices that are required, or permitted, to be given under the Agreement shall be in writing and shall be deemed to have been given when delivered by hand or three days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

                  If to the Company:    Empire Financial Holding Company
                                        1385 West State Road 434
                                        Longwood, Florida 32750
                                        Attention:        Board of Directors

                                        WITH A COPY TO:
                                        --------------

                                        Phillip J. Kushner, Esq.
                                        Greenberg Traurig, P.A.
                                        1221 Brickell Avenue
                                        Miami, Florida 33131

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                  If to the Employee:   Patrick Rodgers
                                        Post Office Box 915152
                                        Longwood, Florida 32791-5152

or to such other addresses as either party hereto may flour time to time give notice of to the other in the aforesaid manner.

8. SUCCESSORS.

         (a) The Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee other than the transfers of benefits hereunder by will or the laws of descent and distribution.

         (b) The Agreement shall inure to the benefit of, be enforceable by and be binding upon the Company's successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform the Agreement in the same manner and to the same extent that the Company would be required to perform it as if no such succession had taken place.

9. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in the Agreement shall not affect the enforceability of the remaining portions of the Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in the Agreement shall be declared invalid by a Court of competent jurisdictions the Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by the length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area, which would cure such invalidity.

10. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of the Agreement shall not operate, nor be construed, as a waiver of any subsequent breach or violation.

11. ARBITRATION. Except as set forth in Section 5.4, any controversy between the parties regarding the Agreement and any claims arising out of the Agreement or its breach shall be required to be submitted to binding arbitration. Either party shall have the right to commence arbitration proceedings. The arbitration proceedings shall be conducted, by a panel of three arbitrators, pursuant to the Commercial Arbitration Rules of the National Association of Securities Dealers
(NASD). The arbitration shall be conducted in Seminole County, Florida and the panel of arbitrators shall have the authority to award actual damages and attorney fees and costs, but shall not have the authority to award punitive, special, exemplary, or consequential damages against any party. The parties shall hold any award resulting from such proceeding, or settlement, in connection therewith in strict confidence, unless the disclosure of such award or settlement is required by law.

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12. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of the Agreement that are not within the authority granted in Section 11.

13. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in the Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of the Employee, his heirs, personal representative(s) and/or legal representative) any rights or remedies under, or by reason of:, the Agreement

14. CONFLICTS WITH OTHER AGREEMENTS. The Employee represents to the Company that the Employee's execution and performance of the Agreement does not violate the provisions of any employment, non-competition or other agreement to which the Employee is a party or by which the Employee is bound.

15. INDEMNIFICATION. The Company agrees to promptly execute and deliver to the Employee an Indemnification Agreement in substantially the same form as utilized for the Chairman of the Board, it being agreed that the Company will use its best efforts to ensure that such agreement will provide for mandatory indemnification and advancement of expenses to the fullest extent permitted by law.

         IN WITNESS WHEREOF, the undersigned have executed the Agreement as of the date first above written.

                                        COMPANY:

                                        EMPIRE FINANCIAL HOLDING COMPANY



                                        By: ________________________
                                            Kevin M. Gagne
                                            Chief Executive Officer



                                        EMPLOYEE:



                                        _____________________________
                                        Patrick E. Rodgers


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                                  Schedule "A"

INCENTIVE COMPENSATION

(a) Upon his execution of the Agreement, the Employee shall immediately receive a $9,277 payroll advance that will be forgiven over the first 11 months of his employment with the Company in the amount of $843.00 per month for ten months and $847 for the 11th month. The Company will "gross-up" the Employee's withholding taxes to negate any taxable consequence to the Employee of the forgiven payroll advance.

(b) Pursuant to the Empire Financial Holding Company 2000 Incentive Compensation Plan, the Employee is granted an Incentive Option to purchase 100,000 shares of the Company's common stock for a period of ten years from the date of his employment at the fair market value of a share an the date of the Employee's execution of the Agreement. The Employee shall immediately vest in 50% of the granted Incentive Option (50,000 shares) upon his execution of the Agreement and be shall become vested in the remaining 50% of the granted Incentive Option (50,000 shares) equally over the initial 24-month term of the Agreement (2,083 shares per month for 23 months and 2,091 shares for the 24th month). In the event that any equity issuance, or debt financing, of the Company creates a change in the majority ownership, or control, of the Company, all of the Incentive Option that has been granted to the Employee that has not become vested shall immediately vest upon any such change in the majority ownership, or control, of the Company. As required by the Empire Financial Holding Company 200 Incentive Compensation Plan, the Employee's Incentive Option granted herein shall be evidenced, and enforceable, by a separate Stock Option Agreement executed by the parties. The terms and conditions of the separate Stock Option Agreement shall be controlled by, and shall not conflict with, the Incentive Option terms and conditions contained herein.


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